Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the BlueLinx Holdings Inc. 2006 Long Term Equity Incentive Plan of our reports dated February 28, 2011, with respect to the consolidated financial statements of BlueLinx Holdings Inc., and the effectiveness of internal control over financial reporting of BlueLinx Holdings Inc. included in its Annual Report (Form 10-K) for the year ended January 1, 2011, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Atlanta, Georgia
August 5, 2011